[JAMES C. MARSHALL, CPA, PC LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion of our audit of the financial statements of FourthCAI, Inc. as of March 31, 2000 as part of this Form 10-QSB.


                                    /s/ James C. Marshall, CPA, PC


Scottsdale, Arizona
May 5, 2000